Exhibit 1.01

Conflict Minerals Report
For Calendar Year 2019

This is The Walt Disney Company’s 2019 (January 1 to December 31, 2019) Conflict Minerals Report (“CMR”) pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”).
Background
The Walt Disney Company, together with its subsidiaries, is a diversified worldwide entertainment company. The Company operates under four business segments: Media Networks, Parks, Experiences and Products, Studio Entertainment and Direct-to-Consumer & International. For convenience, the terms “Company,” “Disney” and “we” are used in this CMR to refer collectively to the parent company and its consolidated subsidiaries through which our various businesses were conducted during calendar 2019.
The Company derives the vast majority of its revenues from the licensing of intellectual property, the sale of advertising time, and charges for entertainment, lodging and associated food and beverage sales at its theme parks, resorts, and cruise lines. We also derive revenue from the sales of physical products (such as physical copies of films and music) that we have determined do not include columbite-tantalite, cassiterite, gold, wolframite or their derivatives (collectively, the “Subject Minerals”) as necessary to the products’ functionality or production (“necessary Subject Minerals”).
The products we sell that may include necessary Subject Minerals are items such as clothing, accessories, electronic toys, jewelry, and other consumer goods. We classify these items together as retail merchandise, and that is the product category covered by this CMR. We sell many of these items directly through Disney Stores throughout the world, including our online stores, and at our entertainment venues, including our parks and resorts. We also sell retail merchandise wholesale to other retailers.
The sale of retail merchandise constituted less than 10% of our revenue in calendar 2019. The number of individual items sold is, however, large. We estimate that we sold retail merchandise with approximately 150,000 stock-keeping units (SKUs) in calendar 2019. Moreover, due to the dynamic nature of our business, the items we sell change rapidly, with many items sold for only a few months, and then replaced by other items sourced from other suppliers.
The Company does not manufacture any of the retail merchandise it sells, sourcing the specific merchandise items that may contain Subject Minerals from over 500 suppliers in calendar 2019. Many of our suppliers themselves source components of these items from numerous other suppliers, and our direct suppliers are often many steps removed from the source of the raw materials contained in the items. In addition, in many cases the items we acquire from a supplier represent a small portion of the supplier’s total production.
The number, diversity and frequent turnover of the retail merchandise we sell, the number and turnover of suppliers, and our remote position in the supply chain make it difficult for us to determine and track the source of individual items, the nature of the raw materials included in the items, and the source of those raw materials. Nevertheless, our Conflict Minerals Compliance Program (the “Program”) is designed to gain relevant information about the sources of raw materials in our products that is as complete as reasonably possible given the large number and diversity of products we sell and in light of our position in the supply chain.
Our Program is focused on identifying suppliers of retail merchandise that may contain necessary Subject Minerals and gathering information about the supply chain practices of those suppliers. The Program conforms to the elements of the guidance set forth in the Organisation for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (OECD Guidance). Consistent with the OECD Guidance, our Program includes:
•strong company management systems (including a Conflict Minerals Policy and an established internal management structure);
•identification and assessment of risk in the supply chain through a reasonable country of origin inquiry;
•a strategy to respond to identified risks through due diligence procedures that include follow up with suppliers who either provide insufficient information to identify sources of necessary Subject Minerals or who provide information indicating that they may source necessary Subject Minerals that may have originated in the Democratic Republic of the Congo or adjoining countries (“Covered Countries”);
•a process to support and leverage organizations like Responsible Minerals Initiative’s (RMI) independent third-party audits of smelter and refiner due diligence practices1; and
•reporting on results of the Program.

Further details about the Program, and the results of the Program for calendar 2019, are described below.

1 The Company does not purchase raw materials or ores, does not directly purchase 3TG, and is many steps removed from the smelters and refiners who provide minerals and ores to our suppliers. Because of this, we do not audit or direct audits of smelters and refiners in the supply chain. Instead, we support and leverage organizations like RMI's independent third-party audits of smelter and refiner due diligence practices.

Company Management Systems
The Company has developed strong management systems that include the following components:
1.Conflict Minerals Policy. A Conflict Minerals Policy that sets forth the steps we are taking to comply with the Conflict Minerals Rule. These steps include: the establishment of the internal management structure described below; engagement with suppliers as described in this report; reporting required by the Conflict Minerals Rule; and monitoring developments relating to conflict minerals with an eye to enhancing the Program. Our policy was distributed to suppliers who may supply us with products covered by the rule and is posted on our website at https://thewaltdisneycompany.com/app/uploads/2020/05/FY2020-Conflict-Minerals-Policy.pdf. The policy includes a mechanism for reporting concerns or asking questions regarding the policy.
2.Internal Management Structure. A management oversight structure that includes input from executive-level representatives of Legal, Investor Relations, Controllership, Corporate Communications, Global Public Policy, and Global Product & Labor Standards. These executives are responsible for providing governance and oversight over the execution of the Program and for monitoring the Program’s compliance with regulatory requirements and satisfaction of enterprise goals. The day-to-day implementation of the Program is conducted by a Conflict Minerals Compliance Program Team within our Global Product & Labor Standards organization, which reports to an executive officer of the Company.
3.Chain of Custody and Traceability. Support for and engagement with the RMI. The data on which we relied for certain statements in this report was obtained through our membership in RMI, using the Reasonable Country of Origin Inquiry report for member DISN.
Identification and Assessment of Risk Through Reasonable Country of Origin Inquiry
Based on lists of historic suppliers of retail merchandise updated through interviews with sourcing executives, we compile a list each year of the suppliers we are able to identify as supplying retail merchandise in the calendar year for which we are reporting that may contain necessary Subject Minerals.
Each year, we distribute a survey to these suppliers regarding their supply chain practices relating to Subject Minerals. The 2019 survey was based on RMI’s Conflict Minerals Reporting Template (CMRT), revision 5.0 or higher. We supplemented this template with additional multi-language questions designed to provide visibility into our suppliers’ sourcing activities, including the basis for their responses regarding the source of Subject Minerals in the retail merchandise they supplied to us. We also provided suppliers with access to a live technical support specialist via chat during the survey phase, provided multi-language training documents highlighting Frequently Asked Questions on Conflict Minerals and Section 1502 of the Dodd-Frank Wall-Street Reform and Consumer Protection Act, as well as instructions on how to complete the CMRT. Our communications included our expectations for response and noted that the Conflict Minerals Rule was not intended to stop companies and their suppliers from sourcing from the

Covered Countries and that such an embargo would be contrary to the intent of the Conflict Minerals Rule.
In 2019, we continued to refine the method of identifying suppliers that are within the scope of the Conflict Minerals Rule and surveyed 597 suppliers of retail merchandise that we sell to our customers. We received survey responses from 419, or 70%, compared to a response rate of 82% for calendar 20182. We received survey responses from, or otherwise corresponded with, 90% of our 100 largest suppliers by spend of merchandise for resale and 97% of the suppliers we initially identified as most likely to be supplying us with products that contained Subject Minerals. Our response rate since 2015 is shown in Figure 1 below.

The vast majority of the suppliers who completed the survey responded that the merchandise they supplied to us did not contain any necessary Subject Minerals. Based on survey responses, interviews, and our further review of the retail merchandise supplied, we identified 23 suppliers who manufactured retail merchandise for us that most likely contained necessary Subject Minerals. Of these suppliers:
•Six suppliers responded that the Subject Minerals in all the products it supplied to us did not originate in the Covered Countries, and they provided sufficient information regarding their supply chain program for us to determine that this response was reliable;

2 For Calendar Year 2019, we saw an overall reduction in response rate due to circumstances related to the COVID-19 pandemic.
3 For Calendar Year 2019, due to improved systems and processes, we were better able to identify in-scope suppliers thereby resulting in a reduction in the survey population.

•Two suppliers responded that the Subject Minerals in at least some of the products it supplied to us originated in the Covered Countries. As noted below, we determined that these suppliers only sourced Subject Minerals in the Covered Countries from smelters and refiners that are compliant with the RMI’s Responsible Minerals Assurance Process (RMAP).
•The remaining suppliers could not determine the country of origin of all of the necessary Subject Minerals in products supplied to us for resale by us or could not provide sufficient information regarding the materials used to manufacture our products for us to determine the country of origin.
Due Diligence Measures Performed
Based on our assessment of survey responses for calendar 2019, we implemented due diligence measures with respect to suppliers who (1) may have manufactured retail merchandise for us containing Subject Minerals and (2) had not reliably demonstrated that the Subject Minerals were not sourced from Covered Countries. These measures included:
•Performance of targeted follow-up with suppliers who did not initially respond to the survey.
•Verification of information regarding smelters and refiners provided by our suppliers with the RMI’s list of conformant smelters and refiners and other lists provided by accredited organizations such as London Bullion Market Association (LBMA) or Responsible Jewelry Council (RJC). Through this effort, we validated the responses of the six suppliers who indicated that the Subject Minerals in all the products supplied to us did not originate in the Covered Countries. We also determined that the smelters and refiners in the Covered Countries that were identified by two of our suppliers were all compliant with the RMI’s RMAP.
•Requests for additional information (e.g., certificate of material analysis and bill of materials) from suppliers whom we determined supplied items containing Subject Minerals and who provided information that was insufficient for us to determine reliably the source of Subject Minerals in retail merchandise manufactured for us. Through this effort, we were able to obtain more reliable information about the presence of Subject Minerals in items supplied to us and obtain additional smelter and refiner information.
•Encouragement of suppliers who provided insufficient information regarding their supply chain to develop more robust supply chain information programs and policies.
•Encouragement of suppliers who may have sourced Subject Minerals (or product components from sub-suppliers who may have sourced Subject Minerals) from non-compliant smelters or refiners to source from smelters and refiners who are compliant with the relevant RMAP assessment protocols of the RMI, or from another accredited organization.

Smelters, Refiners, and Countries of Origin Information
The suppliers who manufactured retail merchandise for us that we determined contained necessary Subject Minerals identified 220 smelters or refiners that supplied them with Subject Minerals. Although we cannot determine whether retail merchandise manufactured for us contained Subject Minerals from each of these 220 smelters and refiners, we have listed each of them in Attachment A. All but two of these smelters and refiners are conformant with the relevant RMAP assessment protocols of RMI and/or another accredited organization. Figure 2 shows compliance by mineral4.

Smelters Compliance Status by 3TG Mineral
250
200
150
100
50
0
2
101
0
36
0
41
0
40
2
218
Gold
Tantalum
Tin
Tungsten
Grand Total
Conformant
Non-Conformant

Based on the information provided by our suppliers, we have been able to determine that:
•of the 220 smelters and refiners identified in Attachment A, 42 are identified by RMI as sourcing Subject Minerals from Covered Countries; and
•each of these 42 smelters and refiners were determined by RMI to be conformant with the relevant RMAP assessment protocols of the RMI; and
•the countries of origin of the Subject Minerals supplied by the smelters and refiners included in Attachment A are listed in Attachment B.
However, we cannot determine whether the two smelters and refiners who are not conformant with the relevant RMAP assessment protocols of the RMI, or another accredited organization, sourced from Covered Countries. We also can neither determine whether gold smelters certified by the RJC or LBMA sourced from the Covered Countries nor whether the suppliers who provided us with insufficient information regarding the source of Subject Minerals sourced Subject Minerals from the Covered Countries. Therefore, we are unable to determine either the facilities used to process or the source (country, mine or other location) of necessary Subject Minerals for all of the retail merchandise we sell.

4 Of the 101 gold conformant smelters, 69 were also found to be certified by the LBMA and/or RJC.

Further Development of Disney’s Conflict Minerals Compliance Program
Our efforts with respect to calendar 2019 were devoted to managing the response rate to our supplier survey and implementing internal process efficiencies. We achieved these goals by enhancing our third-party conflict minerals solution and developing our internal capabilities. We continued to encourage suppliers to improve their supply chain policies, source responsibly, and to source Subject Minerals from (or from sub-suppliers who source from) smelters and refiners who are compliant with the relevant RMAP assessment protocols of RMI or any other accredited organization. Each year we also encourage new suppliers in our supply chain to provide us with this information and to source from compliant smelters and refiners.

We continue to focus on refining our systems for identifying relevant suppliers and the product categories associated with each supplier, and on obtaining additional and more reliable information on each supplier’s own supply chain. We also continue to evaluate the overall quality of supply chain practices of our suppliers, the impact of encouraging adoption of robust supply chain practices in light of developing supply chain certification programs, the practices of our suppliers, and whether it is helpful and feasible to give them further incentives to strengthen their supply chain programs.

Attachment A
Smelters and Refiners
Identified by Suppliers

The following table identifies each of the smelters and refiners identified by our suppliers as sources of Subject Minerals in retail merchandise manufactured by the supplier. The table includes the name of the smelter or refiner, the Subject Minerals supplied by the smelter or refiner, the location of the smelter or refiner and the certification obtained by the smelter or refiner, if any. Our suppliers could not confirm whether each smelter or refiner they used supplied Subject Minerals in retail merchandise manufactured for the Company. All but two of the smelters and refiners identified below are currently conformant with RMAP assessment protocols of the RMI or other accredited organizations. Disney has encouraged its suppliers to work with the non-conformant smelters to gain certification from RMI or other accredited organizations, or to source from certified smelters or refiners.

Mineral	Smelter or Refiner Name	ISO* Country Code	Certification	Certified
Gold	8853 S.p.A	IT	†	YES
Gold	Advanced Chemical Company	US	†	YES
Gold	Aida Chemical Industries Co., Ltd.	JP	†	YES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	DE	*, ‡, †	YES
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZ	*, †	YES
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BR	*, †	YES
Gold	Argor-Heraeus S.A.	CH	*, †	YES
Gold	Asahi Pretec Corp.	JP	*, †	YES
Gold	Asahi Refining Canada Ltd.	CA	*, †	YES
Gold	Asahi Refining USA Inc.	US	*, †	YES
Gold	Asaka Riken Co., Ltd.	JP	†	YES
Gold	AU Traders and Refiners	ZA	‡, †	YES
Gold	Aurubis AG	DE	*, †	YES
Gold	Bangalore Refinery	IN	†	YES
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH	*, †	YES
Gold	Boliden AB	SE	*, †	YES
Gold	C. Hafner GmbH + Co. KG	DE	*, ‡, †	YES
Gold	CCR Refinery - Glencore Canada Corporation	CA	*, †	YES
Gold	Cendres + Metaux S.A.	CH	†	YES
Gold	Chimet S.p.A.	IT	*, †	YES
Gold	Degussa Sonne / Mond Goldhandel GmbH	DE		NO
Gold	DODUCO Contacts and Refining GmbH	DE	†	YES
Gold	Dowa	JP	†	YES
Gold	DS PRETECH Co., Ltd.	KR	†	YES
Gold	DSC (Do Sung Corporation)	KR	†	YES
Gold	Eco-System Recycling Co., Ltd.	JP	†	YES
Gold	Emirates Gold DMCC	AE	†	YES
Gold	Geib Refining Corporation	US	†	YES

* International Standards Organization
1

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CN	*, †	YES
Gold	Heimerle + Meule GmbH	DE	*, †	YES
Gold	Heraeus Metals Hong Kong Ltd.	CN	*, ‡, †	YES
Gold	Heraeus Precious Metals GmbH & Co. KG	DE	*, †	YES
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co.	CN	*, †	YES
Gold	Ishifuku Metal Industry Co., Ltd.	JP	*, †	YES
Gold	Istanbul Gold Refinery	TR	*, †	YES
Gold	Italpreziosi	IT	‡, †	YES
Gold	Japan Mint	JP	*, †	YES
Gold	Jiangxi Copper Co., Ltd.	CN	*, †	YES
Gold	JSC Uralelectromed	RU	*, †	YES
Gold	JX Nippon Mining & Metals Co., Ltd.	JP	*, †	YES
Gold	Kazzinc	KZ	*, †	YES
Gold	Kennecott Utah Copper LLC	US	*, †	YES
Gold	KGHM Polska Miedz Spolka Akcyjna	PL	†	YES
Gold	Kojima Chemicals Co., Ltd.	JP	†	YES
Gold	Korea Zinc Co., Ltd.	KR	†	YES
Gold	Kyrgyzaltyn JSC	KG	*, †	YES
Gold	L'Orfebre S.A.	AD	†	YES
Gold	LS-NIKKO Copper Inc.	KR	*, †	YES
Gold	LT Metal Ltd.	KR	†	YES
Gold	Marsam Metals	BR	†	YES
Gold	Materion	US	†	YES
Gold	Matsuda Sangyo Co., Ltd.	JP	*, †	YES
Gold	Metalor Technologies (Hong Kong) Ltd.	CN	*, ‡, †	YES
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SG	*, ‡, †	YES
Gold	Metalor Technologies (Suzhou) Ltd.	CN	‡, †	YES
Gold	Metalor Technologies S.A.	CH	*, ‡, †	YES
Gold	Metalor USA Refining Corporation	US	*, ‡, †	YES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MX	*, †	YES
Gold	Mitsubishi Materials Corporation	JP	*, †	YES
Gold	Mitsui Mining and Smelting Co., Ltd.	JP	*, †	YES
Gold	MMTC-PAMP India Pvt., Ltd.	IN	*, †	YES
Gold	Moscow Special Alloys Processing Plant	RU	*, †	YES
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TR	*, †	YES
Gold	Nihon Material Co., Ltd.	JP	*, †	YES
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt	AT	‡, †	YES
Gold	Ohura Precious Metal Industry Co., Ltd.	JP	†	YES
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RU	*, †	YES
Gold	OJSC Novosibirsk Refinery	RU	*, †	YES
Gold	PAMP S.A.	CH	*, †	YES
Gold	Planta Recuperadora de Metales SpA	CL	†	YES
Gold	Prioksky Plant of Non-Ferrous Metals	RU	*, †	YES
Gold	PT Aneka Tambang (Persero) Tbk	ID	*, †	YES
Gold	PX Precinox S.A.	CH	*, †	YES
Gold	Rand Refinery (Pty) Ltd.	ZA	*, †	YES
Gold	REMONDIS PMR B.V.	NL	†	YES
2

Gold	Royal Canadian Mint	CA	*, †	YES
Gold	SAAMP	FR	‡, †	YES
Gold	Safimet S.p.A	IT	†	YES
Gold	SAXONIA Edelmetalle GmbH	DE	†	YES
Gold	SEMPSA Joyeria Plateria S.A.	ES	*, †	YES
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN	*, †	YES
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CN	*, †	YES
Gold	Singway Technology Co., Ltd.	TW	†	YES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RU	*, †	YES
Gold	Solar Applied Materials Technology Corp.	TW	*, †	YES
Gold	Sumitomo Metal Mining Co., Ltd.	JP	*, †	YES
Gold	SungEel HiMetal Co., Ltd.	KR	†	YES
Gold	T.C.A S.p.A	IT	*, †	YES
Gold	Tanaka Kikinzoku Kogyo K.K.	JP	*, †	YES
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CN	*, †	YES
Gold	Tokuriki Honten Co., Ltd.	JP	*, †	YES
Gold	Torecom	KR	†	YES
Gold	Umicore Brasil Ltda.	BR	*, †	YES
Gold	Umicore Precious Metals Thailand	TH	‡, †	YES
Gold	Umicore S.A. Business Unit Precious Metals Refining	BE	*, †	YES
Gold	United Precious Metal Refining, Inc.	US	†	YES
Gold	Valcambi S.A.	CH	*, ‡, †	YES
Gold	Western Australian Mint (T/a The Perth Mint)	AU	*, †	YES
Gold	WIELAND Edelmetalle GmbH	DE	†	YES
Gold	Yamakin Co., Ltd.	JP	†	YES
Gold	Yokohama Metal Co., Ltd.	JP	†	YES
Gold	Yunnan Copper Industry Co., Ltd.	CN		NO
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN	*, †	YES
Tantalum	Asaka Riken Co., Ltd.	JP	†	YES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CN	†	YES
Tantalum	D Block Metals, LLC	US	†	YES
Tantalum	Exotech Inc.	US	†	YES
Tantalum	F&X Electro-Materials Ltd.	CN	†	YES
Tantalum	FIR Metals & Resource Ltd.	CN	†	YES
Tantalum	Global Advanced Metals Aizu	JP	†	YES
Tantalum	Global Advanced Metals Boyertown	US	†	YES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CN	†	YES
Tantalum	H.C. Starck Co., Ltd.	TH	†	YES
Tantalum	H.C. Starck Hermsdorf GmbH	DE	†	YES
Tantalum	H.C. Starck Inc.	US	†	YES
Tantalum	H.C. Starck Ltd.	JP	†	YES
Tantalum	H.C. Starck Smelting GmbH & Co. KG	DE	†	YES
Tantalum	H.C. Starck Tantalum and Niobium GmbH	DE	†	YES
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN	†	YES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN	†	YES
Tantalum	Jiangxi Tuohong New Raw Material	CN	†	YES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN	†	YES
3

Tantalum	Jiujiang Tanbre Co., Ltd.	CN	†	YES
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN	†	YES
Tantalum	KEMET Blue Metals	MX	†	YES
Tantalum	LSM Brasil S.A.	BR	†	YES
Tantalum	Metallurgical Products India Pvt., Ltd.	IN	†	YES
Tantalum	Mineracao Taboca S.A.	BR	†	YES
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JP	†	YES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CN	†	YES
Tantalum	PRG Dooel	MK	†	YES
Tantalum	QuantumClean	US	†	YES
Tantalum	Resind Industria e Comercio Ltda.	BR	†	YES
Tantalum	Solikamsk Magnesium Works OAO	RU	†	YES
Tantalum	Taki Chemical Co., Ltd.	JP	†	YES
Tantalum	Telex Metals	US	†	YES
Tantalum	Ulba Metallurgical Plant JSC	KZ	†	YES
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CN	†	YES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN	†	YES
Tin	Alpha	US	†	YES
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN	†	YES
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CN	†	YES
Tin	China Tin Group Co., Ltd.	CN	†	YES
Tin	Dowa	JP	†	YES
Tin	EM Vinto	BO	†	YES
Tin	Fenix Metals	PL	†	YES
Tin	Gejiu Kai Meng Industry and Trade LLC	CN	†	YES
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN	†	YES
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CN	†	YES
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CN	†	YES
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN	†	YES
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CN	†	YES
Tin	HuiChang Hill Tin Industry Co., Ltd.	CN		NO
Tin	Huichang Jinshunda Tin Co., Ltd.	CN	†	YES
Tin	Jiangxi New Nanshan Technology Ltd.	CN	†	YES
Tin	Magnu's Minerais Metais e Ligas Ltda.	BR	†	YES
Tin	Malaysia Smelting Corporation (MSC)	MY	†	YES
Tin	Melt Metais e Ligas S.A.	BR	†	YES
Tin	Metallic Resources, Inc.	US	†	YES
Tin	Metallo Belgium N.V.	BE	†	YES
Tin	Metallo Spain S.L.U.	ES	†	YES
Tin	Mineracao Taboca S.A.	BR	†	YES
Tin	Minsur	PE	†	YES
Tin	Mitsubishi Materials Corporation	JP	†	YES
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	TH	†	YES
Tin	O.M. Manufacturing Philippines, Inc.	PH	†	YES
Tin	Operaciones Metalurgical S.A.	BO	†	YES
Tin	PT Mitra Stania Prima	ID	†	YES
4

Tin	PT Refined Bangka Tin	ID	†	YES
Tin	PT Timah Tbk Kundur	ID	†	YES
Tin	Resind Industria e Comercio Ltda.	BR	†	YES
Tin	Rui Da Hung	TW	†	YES
Tin	Soft Metais Ltda.	BR	†	YES
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VN	†	YES
Tin	Thaisarco	TH	†	YES
Tin	Tin Technology & Refining	US	†	YES
Tin	White Solder Metalurgia e Mineracao Ltda.	BR	†	YES
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN	†	YES
Tin	Yunnan Tin Company Limited	CN	†	YES
Tungsten	A.L.M.T TUNGSTEN Corp.	JP	†	YES
Tungsten	ACL Metais Eireli	BR	†	YES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VN	†	YES
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CN	†	YES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd	CN	†	YES
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CN	†	YES
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CN	†	YES
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN	†	YES
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN	†	YES
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CN	†	YES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CN	†	YES
Tungsten	Global Tungsten & Powders Corp.	US	†	YES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	DE	†	YES
Tungsten	H.C. Starck Tungsten GmbH	DE	†	YES
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CN	†	YES
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CN	†	YES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CN	†	YES
Tungsten	Hydrometallurg, JSC	RU	†	YES
Tungsten	Japan New Metals Co., Ltd.	JP	†	YES
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN	†	YES
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CN	†	YES
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN	†	YES
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN	†	YES
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CN	†	YES
Tungsten	Kennamental Fallon	US	†	YES
Tungsten	Kennametal Huntsville	US	†	YES
Tungsten	KGETS CO., LTD.	KR	†	YES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CN	†	YES
Tungsten	Masan Tungsten Chemical LLC (MTC)	VN	†	YES
Tungsten	Moliren Ltd.	RU	†	YES
Tungsten	Niagara Refining LLC	US	†	YES
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PH	†	YES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VN	†	YES
Tungsten	Unecha Refractory Metals Plant	RU	†	YES
Tungsten	Wolfram Bergbau und Hutten AG	AT	†	YES
Tungsten	Woltech Korea Co., Ltd.	KR	†	YES
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Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CN	†	YES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN	†	YES
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CN	†	YES
Tungsten	Xiamen Tungsten Co., Ltd.	CN	†	YES

*	LBMA
‡	RJC
†	RMAP
**	RMAP - Active
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Attachment B
Countries of Origin

The following table identifies the countries of origin of the smelters and refiners identified in Attachment A and is based on the smelters and refiners provided by our suppliers.

Argentina	Italy	Rwanda
Armenia	Ivory Coast	Saudi Arabia
Australia	Japan	Sierra Leone
Austria	Kazakhstan	Slovakia
Bolivia	Korea, Republic of	South Africa
Brazil	Kyrgyzstan	Spain
Burundi	Laos	Suriname
Canada	Madagascar	Sweden
Chile	Malaysia	Taiwan
China	Mali	Tajikistan
Colombia	Mexico	Tanzania
Congo (Brazzaville)	Mongolia	Thailand
DRC- Congo (Kinshasa)	Mozambique	Turkey
Ecuador	Myanmar	Uganda
Egypt	Namibia	United Kingdom
Ethiopia	Niger	United States
Finland	Nigeria	Uzbekistan
France	Papua New Guinea	Vietnam
Ghana	Peru	Zambia
Guinea	Philippines	Zimbabwe
Guyana	Poland
India	Portugal
Indonesia	Russian Federation

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